Exhibit 4.2

SJ ELECTRONICS, INC.
(a Nevada corporation)

PLACEMENT AGENT WARRANT
to purchase shares of common stock

THIS WARRANT WILL BE VOID
AFTER 5:00 P.M. EASTERN STANDARD TIME
ON JUNE 10, 2013

Original Issuance Date: June 10, 2008

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

THIS WARRANT (this "Warrant") certifies that, for value received, Primary Capital, LLC or its registered assigns (the “Holder” or “Holders”) is entitled, at any time or from time to time during the Exercise Period, to subscribe for, purchase and receive 446,154 shares (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") of common stock, $.001 par value (the “Common Stock”), issued by SJ Electronics, Inc., a Nevada corporation (the “Company”) subject to adjustments as set forth in Section 4(d) herein. If the rights represented hereby are not exercised by 5:00 p.m. Eastern Standard Time on the Expiration Date, this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire. This Warrant has been issued pursuant to a Letter Agreement dated as of November 15, 2007 by and between the Holder and the Company as compensation for placement agent services provided by the Holder in connection with the sale of 15% Senior Secured Convertible Notes Due 2009 (the “15% Notes”) pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of May 15, 2008 by and among the Company and the investors named therein. As used herein, the term “15% Notes” means securities in the form of the 15% Senior Secured Convertible Notes Due 2009 filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by the Company on May 21, 2008. Any terms not specifically defined in this Warrant that are defined in the 15% Notes have the meanings herein so defined therein.

1. Exercise of Warrants. This Warrant may be exercised by the Holder hereof, in whole or in part from time to time, by the delivery of a notice of exercise in the form attached duly executed to the address of the Company provided below for giving notices. Unless the Holder opts for cashless exercise, as provided in Section 2 below, the notice of exercise must be accompanied by payment to the Company, by cash or check, of an amount equal to the Exercise Price specified on the notice of exercise. On the exercise of all or any portion of this Warrant in the manner provided herein, the Holder exercising the same shall be deemed to have become a holder of record of the Shares as to which this Warrant is exercised for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than three (3) business days after this Warrant shall have been exercised as set forth above.

2. Cashless Exercise. If the Warrant is exercised to purchase Shares, in lieu of making payment of the Exercise Price in cash or by check, the Holder may elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula:

Net Number = (A x B) - (A x C)
  B

For purposes of the foregoing formula:

A = the total number of Shares with respect to which this Warrant is then being exercised.

B = the Closing Bid Price of the Common Stock on the Exercise Date.

C = the Exercise Price Per Share in effect on the Exercise Date.

For purposes hereof, the “Closing Bid Price” means the average of the closing high bids on the five trading days preceding the Exercise Date, as reported on the principal exchange or trading system on which the Company’s common stock is listed.

3. Delivery of Warrant Shares.

(a)  To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice, appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b) If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares, then the Holder will have the right to rescind such exercise.

(c) If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares, and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

4.  Adjustments.

(a)  Stock Dividends, Reclassifications, Recapitalizations, Etc. If after the Effective Date the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock or of warrants or options to purchase Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b)  Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4(a), (y) any rights, options, warrants or securities described in Section 4(c) and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be such Current Market Value (as defined in Section 4(g)) per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this Section 4(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

(c)	Combination; Liquidation.

(i)  In the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

(ii)  In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant are received, the Company shall deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant.

(d)  Sales of Common Stock at less than the Exercise Price. From the Effective Date except for (i) Exempt Issuances (as defined below) or (ii) an issuance of Common Stock upon exercise of warrants or options or upon conversion of other convertible securities for which an adjustment has already been made pursuant to this Section 4, as to all of which this Section 4(d) does not apply, if the Company closes on the sale or issuance of Common Stock at a price, or warrants, options, convertible debt or equity securities with an exercise price per share or a conversion price which is less than the Exercise Price then in effect or makes an adjustment to the conversion price of the 15% Notes so that a new conversion price is less than the Exercise Price then in effect, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such exercise price or such conversion price. Such adjustment shall be made successively whenever such an issuance is made. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company or its subsidiaries pursuant to any stock or option plan that was or may be adopted by the Board of Directors, and (b) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions.

(e) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant a certificate of the Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value (as defined below) of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant after giving effect to such adjustment.

(f) Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, as promptly as possible, send to the Holder a notice of such proposed action or offer.

(g) Current Market Value.“Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934 and/or traded on a national securities exchange, quotation system or bulletin board, as amended (the “Exchange Act”), (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm’s-length transaction between the Company and a Person other than an Affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or an agreed upon financial valuation model or (ii) if the security is registered under the Exchange Act and/or traded on a national securities exchange, inter-dealer quotation system or on the over the counter Bulletin Board or Pink Sheets, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded during the period commencing twenty (20) days before such date and ending on the date one day prior to such date.

5. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

6. Assignment of Warrants. The Holder may transfer this Warrant, in whole or in part, by executing the form of assignment attached hereto and delivering such assignment and the Warrant so assigned to the assignee. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant of like tenor to this Warrant to the assignee. If the assignment is in part, the Company shall execute and deliver to the assignee and to the Holder each a new Warrant of like tenor. Until such assignment, every Holder hereof agrees that the Company may deem and treat the registered Holder of this Warrant as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

7. Acquisition of Warrant and Shares. The grant to Holder of this Warrant to purchase the Shares and the subsequent exercise thereof constitutes the offer and sale of securities as those terms are defined under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration and prospectus delivery requirements of such statues that depend, among other items, on the circumstances under which such securities are acquired. In order to provide documentation for reliance upon such exemptions from the registration and prospectus delivery requirements for such transactions, the acceptance of this Warrant by the Holder or any assignee thereof shall constitute each of their acceptance of, and concurrence in, the following representations and warranties:

(a) Holder acknowledges that neither the Securities and Exchange Commission ("SEC") nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the securities of the Company as contemplated by this Warrant and that the exercise of the Warrant as herein contemplated involves certain risks.

(b) Holder has been provided information about the business and operations of the Company and has been provided any information requested to verify any information furnished, and has been provided the opportunity for direct communication with the Company and its representatives regarding the purchase made thereby.

(c) Holder and Holder's representatives have such knowledge and experience in business and financial matters that they are capable of evaluating the Company, its business operations, and the risks and merits of an investment in the Company.

(d)  Holder acknowledges that the securities that may be acquired pursuant to this Warrant must be held and may not be sold, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing such securities will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

8. Piggyback Registration Rights. The Company hereby convenants that it will include the Warrant Shares in any registration statement(s) filed pursuant to Section 5 of the Note Purchase Agreement, and will afford to the Holder all of the rights, privileges and remedies provided to the investors by Section 5 thereof.

9. No Impairment of Rights. No prepayment, repurchase or satisfaction of all or any of the outstanding 15% Notes will affect the rights of the Holder of this Warrant.

10. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

11. Governing Law. This agreement shall be construed under and be governed by the laws of the State of New York.

12.  Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to the Holder:

Primary Capital, LLC
14 Wall Street, 20th Floor
New York, NY 10005
U.S.A.
Attention: John C. Leo
Telephone: 212-618-1515
Facsimile: 212-400-4234
E-mail: JLeo@PrimaryLLC.com

If to the Company:

SJ Electronics, Inc.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
Attention: Agatha Shen
Telephone No.: 011-8862-8791-8838
Facsimile No.: 011-8862-8791-1368
E-mail: Agatha@sjelect.com.tw

13. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

14.  Certain Definitions.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Effective Date” means the date of issuance of this Warrant.

“Exercise Date” means the date on which a notice of exercise, duly completed as required by Section 1 hereof, is received at the offices of the Company.

“Exercise Period” means the period commencing on the date of issuance of this Warrant and ending on the Expiration Date.

“Exercise Price” means $1.30 per share of Common Stock as adjusted pursuant to Section 4 herein.

“Expiration Date” means 5:00 p.m. Eastern Standard Time on June 10, 2013.

"Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Original Issuance Date first above written.

Dated: ____________, 2008.

SJ ELECTRONICS, INC.

By:	/s/
Name:
Title:

Form of Assignment
(to be signed only upon assignment of Warrant)

TO:	SJ Electronics, Inc.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
Attention: Agatha Shen

ASSIGNMENT

FOR VALUE RECEIVED, __________________ does hereby sell, assign, and transfer unto _____________________ the right to purchase _________________ shares of common stock of SJ Electronics, Inc. pursuant to the terms of this Warrant, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.

DATED this ___ day of ____________, 20__.

Signature:

Signature Guaranteed:

* * * * * *

NOTICE: The signature to the form of assignment must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

NOTICE OF EXERCISE
(to be signed only upon exercise of Warrant)

TO:	SJ Electronics, Inc.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
Attention: Agatha Shen

The undersigned holder hereby exercises the right to purchase shares of Common Stock of SJ Electronics, Inc. (the “Company”), evidenced by the attached Placement Agent Warrant dated june 10, 2008 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Exercise Price Per Share: $________________

Total Exercise Price: $____________________

Number of Shares: ______________________

Net Number (if cashless): _________________

Specify Method of exercise by check mark:

1. ___	Cash Exercise. The holder shall pay the Total Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.

2. ___
Cashless Exercise. In lieu of making payment of the Total Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

Date: _______________, ______

Name of Registered Holder

By:
Name:
Title: